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                                                                      EXHIBIT 21

                         SUNRISE ASSISTED LIVING, INC.
                            SCHEDULE OF SUBSIDIARIES


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                                                                                       DIRECT OR INDIRECT      JURISDICTION OF
                   SUBSIDIARIES                                                             OWNERSHIP            ORGANIZATION
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
Sunrise Terrace, Inc.                                                                        100%                  Virginia

Sunrise Development, Inc.                                                                    100%                  Virginia

Sunrise Assisted Living Investments, Inc.                                                    100%                  Virginia

Sunrise Assisted Living Limited Partnership                                                  100%                  Virginia

Sunrise Partners Limited Partnership                                                         100%                  Virginia

Sunrise at Gardner Park Limited Partnership                                                   50%                Massachusetts

Sunrise of Raleigh, LLC                                                                       50%               North Carolina

Sunrise Village House, LLC                                                                    50%(1)               Maryland

Sunrise Assisted Living Limited Partnership II                                                100%                  Virginia

Sunrise Assisted Living Limited Partnership III                                               100%                Pennsylvania

Sunrise Assisted Living Limited Partnership IV                                                100%                 New Jersey

Sunrise Assisted Living Limited Partnership V                                                 100%                 New Jersey

Sunrise Assisted Living Limited Partnership VI                                                100%                 New Jersey

Sunrise Assisted Living Limited Partnership VII                                               100%                  Maryland

Sunrise Assisted Living Limited Partnership VIII                                              100%                 California

Sunrise Assisted Living of Abington, Limited Partnership                                      100%                Pennsylvania

Sunrise Assisted Living of Granite Run, Limited Partnership                                   100%                Pennsylvania

Sunrise Assisted Living of Franconia, Limited Partnership                                     100%                  Virginia
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(1) Upon completion of the Offering, the Company expects to acquire an additional 30% membership interest in this facility.